Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of The Uncommon Values Trust, 2002 Series:

We consent to the use of our report dated July 1, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
July 1, 2002